Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of McAfee.com Corporation (the “Company”) for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Srivats Sampath, as Chief Executive Officer of the Company, and Evan Collins, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

-s- Srivats Sampath

Name:	Srivats Sampath

Title:	Chief Executive Officer

Date:	August 14, 2002

-s- Srivats Sampath

Name:	Evan Collins

Title:	Chief Financial Officer

Date:	August 14, 2002

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.